Exhibit 10.1

Annual incentive payments to the executive officers and other employees of Millipore Corporation are awarded under the Millipore Incentive Plan (formerly known as the 2000 Management Incentive Plan) (the “Incentive Plan”). The Incentive Plan is designed to create an award pool based on a formula-based assessment of the performance of the Company and (for business unit executives other than executive officers) individual Business Units with respect to predetermined financial and operational objectives (“Financial Performance Metrics”). These Financial Performance Metrics and their relative weight are set for each year by the Management Development and Compensation Committee of Millipore’s Board of Directors (the “Compensation Committee”) and may be changed from year to year. In 2004 the Compensation Committee set the Financial Performance Metrics to include revenue growth, profitability and relative performance of the Company versus peer companies in like industries. The Compensation Committee approves the Company and Business Unit goals; establishes personal goals for the CEO; and reviews the establishment by the CEO of the personal goals for the other executive officers.

The incentive award pool for executive officers including the CEO is based solely on overall Company performance. Levels of Company performance for 2004 were defined in relation to corporate goals as “Target” (the expected level of performance); “Minimum” (that level of performance below which no incentive payment will be made); “Threshold” (a level of performance above Minimum but below Target performance) and “Stretch” (incentive in excess of Target, based on performance exceeding financial and operational goals). Accordingly, if corporate performance is below the Target performance, but above the Threshold, some incentive payment would be payable but not full target incentive payment; if corporate performance exceeds Target, additional incentive payment would be payable. For 2004, incentive opportunities ranged from 0 to 85% of base salary for executive officers of the Company other than the CEO. The incentive opportunity for the CEO was determined by the Compensation Committee.

Incentive payments for 2004 were determined by the Compensation Committee on February 10, 2005. The Compensation Committee reviewed the results of financial operations for 2004 and approved the making of incentive payments for the eligible group in March 2005, which payments are consistent with the Financial Performance Metrics and relative weight as had been set for 2004.